Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Concept Holding Corp. (the “Registrant”) on Form 10-K for the period ending March 31, 2017, as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), E. Will Gray II, Principal Executive Officer and Principal Financial Officer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Annual Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Annual Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date:	June 26, 2017	By:	/s/ E. Will Gray II
E. Will Gray II,
Principal Executive Officer
Principal Financial Officer